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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) October 12, 2006



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                    001-16317                   95-4079863
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 8.01. OTHER EVENTS

     Contango Oil & Gas Company (AMEX:MCF) today announced an exploration discovery at its Dutch prospect ("Eugene Island 10"), located offshore Louisiana and operated by Contango Operators, Inc. ("COI"), a wholly-owned subsidiary of the Company.

     A production liner has been set, electric logs run, and the Company is continuing to drill further. Contango's independent third party engineer estimates this well to have proved reserves net to Contango of 25 billion cubic feet equivalent ("Bcfe"). Completion and testing operations have not yet begun, but first production is estimated to commence by the end of the year. Estimated costs net to Contango to bring this well to full production status are $2.7 million.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit No.                          Description of Document
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   99.1        Press release dated October 12, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONTANGO OIL & GAS COMPANY



Date: October 13, 2006                  By: /s/ KENNETH R. PEAK
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                                            Kenneth R. Peak
                                            Chairman and Chief Executive Officer